EXHIBIT 4.1


REGISTERED NO. __                                 PRINCIPAL AMOUNT: ____________



                              GENERAL MILLS, INC.

                              5 1/8% NOTE DUE 2007

CUSIP NO. 370334 AR 5        ISIN No. US370334AR52      Common Code No. 14365907

      UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.



      GENERAL MILLS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to ____________, or registered assigns, the principal sum of ___________________________________________________ on February 15, 2007 (the
"Maturity Date"), and to pay interest thereon from February 21, 2002 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year (each an "Interest Payment Date"), commencing on August 15, 2002, at the rate of 5 1/8% per annum (computed on the basis of a 360-day year of twelve 30-day months) until the principal hereof is paid or made available for payment.

      The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided for in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 31 or July 31 (whether or not a Business Day), as the case may be, next preceeding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes not less than 10 days prior to such special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or by wire transfer to an account maintained by the payee at a bank located in the United States. All payments of principal and interest in respect of this Note will be made by the Company in immediately available funds.

      Any payment on this Note due on any day which is not a Business Day in The City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.

      "Business Day" shall mean, as used herein with respect to any Place of Payment, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or that the Place of Payment generally are authorized or obligated by law, regulation or executive order to close.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall have the same effect as though fully set forth in this place.


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


      Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, GENERAL MILLS, INC. has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.

Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION          GENERAL MILLS, INC.
This is one of the series
designated therein referred
to in the within-mentioned
Indenture.                                       By:__________________________
                                                     David VanBenschoten
                                                     Vice President, Treasurer

U. S. BANK NATIONAL ASSOCIATION, f. k. a.
FIRST TRUST OF ILLINOIS, NATIONAL
   ASSOCIATION, as Trustee

                                                 Attest:______________________
  By:__________________________________                  Elizabeth L. Wittenberg
             Authorized Officer                          Assistant Secretary

             OR

_______________________________________          [SEAL]
as Authenticating Agent for the Trustee


  By:__________________________________
             Authorized Officer


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


                               GENERAL MILLS, INC.


                              5 1/8% NOTES DUE 2007

      This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 1, 1996 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association (f.k.a. First Trust of Illinois, National Association), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount. This Note is one of a series of the Securities designated as 5 1/8% Notes Due 2007 (the "Notes").

      In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

      This Note may be redeemed, in whole or in part, at the option of the Company at any time or from time to time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes being redeemed on the redemption date or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed on that redemption date (not including any portion of any payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis at the treasury rate (as defined below), as determined by the reference treasury dealer (as defined below), plus 15 basis points, plus accrued and unpaid interest on the Notes to


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


the redemption date. Notwithstanding the foregoing, installments of interest on Notes that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Regular Record Date according to this Note and the Indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Any redemption of this Note shall be effected on not less than 30 nor more than 60 days' notice to the Holder hereof. Once notice of redemption is mailed, the Notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date.

      "Treasury rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, assuming a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date.

      "Comparable treasury issue" means the United States Treasury security selected by the reference treasury dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

      "Comparable treasury price" means, with respect to any redemption date,
(A) the average of the reference treasury dealer quotations for such redemption date, after excluding the highest and lowest such reference treasury dealer quotations, or (B) if the Trustee obtains fewer than three such reference treasury dealer quotations, the average of all such quotations, or (C) if only one reference treasury dealer quotation is received, such quotation.

      "Reference treasury dealer" means (A) Barclays Capital Inc., Deutsche Banc Alex. Brown Inc. or Salomon Smith Barney Inc. (or their respective associates which are primary treasury dealers), and their respective successors; provided, however, that if Barclays Capital Inc., Deutsche Banc Alex. Brown Inc. or Salomon Smith Barney Inc. shall cease to be a primary U.S. government securities dealer in New York City (a "primary treasury dealer"), the Company will substitute another primary treasury dealer; and (B) any other primary treasury dealer(s) selected by the Trustee after consultation with the Company.

      "Reference treasury dealer quotation" means, with respect to each reference treasury dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the comparable treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such reference treasury dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

      On and after the redemption date, interest will cease to accrue on the Notes or any portion of the Notes called for redemption (unless the Company defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Company will deposit with a Paying Agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be


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


redeemed on that date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by The Depository Trust Company, in the case of Notes represented by a Global Security, or by the Trustee by a method the Trustee deems to be fair and appropriate, in the case of Notes that are not represented by a Global Security.

      In the event of redemption of this Note in part only, a new Note or Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

      The Company may redeem the Notes in whole, at its option at any time prior to maturity, upon the giving of a notice of redemption as described below, if it determines that, as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or of any political subdivision or taxing authority thereof or therein, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the February 13, 2002, it has or will become obligated to pay certain additional amounts with respect to such Notes for reasons outside its control and after taking reasonable measures to avoid such obligation. The Notes will be redeemed at a redemption price equal to 100% of the principal amount of the Notes, together with accrued interest to the date fixed for redemption. Prior to the giving of any notice of redemption pursuant to this paragraph, the Company will deliver to the Trustee: (i) a certificate stating that it is entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to the Company's right to so redeem have occurred; and (ii) an opinion of independent counsel satisfactory to the Trustee to the effect that the Company has or will become obligated to pay such additional amounts for the reasons described above; provided that no such notice of redemption shall be given earlier than 60 days prior to the earliest date on which the Company would be obligated to pay additional amounts if a payment on the Notes were then due. Notice of redemption will be given not less than 30 nor more than 60 days prior to the date fixed for redemption, which date and the applicable redemption price will be specified in the notice.

      The Company may, without the consent of the Holders of the Notes, issue additional Securities having the same ranking and the same interest rate, maturity and other terms as the Notes. Any additional Securities having the same terms, together with these Notes, will constitute a single series of Notes under the Indenture. No additional Securities may be issued if an event of default has occurred with respect to these Notes.


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


      The Indenture contains provisions for defeasance at any time of the entire principal of all the Securities of any series upon compliance by the Company with certain conditions set forth therein.

      This Note is exchangeable for definitive Notes only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Note shall be exchangeable for definitive Notes in registered form or (z) an Event of Default with respect to the Notes represented hereby has occurred and is continuing. In such case, this Global Security shall be exchangeable into Notes issuable only in denominations of $1,000 and integral multiples thereof. No Notes shall be issuable in denominations of less than $1,000. If this Note is exchangeable pursuant to the preceding sentences, it shall be exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, Stated Maturity and other terms and of differing denominations aggregating a like amount.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times and at the rate herein prescribed.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of


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


such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or the Holder's attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.


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      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

      This Note shall be governed by and construed in accordance with the laws of the State of New York.


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                           ---------------------------

                                  ABBREVIATIONS


            The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --as tenants in common          UNIF GIFT MIN ACT--_____CUSTODIAN______
TEN ENT  --as tenants by the entireties                    (Cust)        (Minor)
JT TEN   --as joint tenants with right      Under Uniform Gifts to Minors Act
           of survivorship and not as
           tenants in common                _________________________________
                                                        (State)

            Additional abbreviations may also be used though not in the above list.

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

----------------
/             /
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PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

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the within Note of GENERAL MILLS, INC. and does hereby irrevocably constitute and appoint ________________________________________ attorney to transfer said
Note on the books of the Company, with full power of substitution in the premises.


Dated:
       -----------------------            --------------------------------

                                          --------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.




Global Note Due 2007


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